EXHIBIT 16.1 TO CAPITAL CITY ENERGY GROUP, INC. FORM 8-K

MALONE BAILEY LLP

10350 Richmond Ave., Suite 800

Houston, TX  77042

(713) 343-4200

February 25, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K dated on or about February 25, 2014, of Capital City Energy Group, Inc. and are in agreement with the statements contained therein inasmuch as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ MaloneBailey, LLP

Houston, Texas